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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 24, 2005



                                R Wireless, Inc.
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             (Exact name of registrant as specified in its charter)


            Georgia                 000-32335                58-2558702
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(State or other jurisdiction       (Commission            (I.R.S. Employer
      of incorporation)            File Number)          Identification No.)


       4210 Columbia Road, Suite 10C, Martinez, GA                 30907
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         (Address of principal executive offices)                (Zip Code)


         Registrant's telephone number, including area code: (212) 534-2202


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          (Former name or former address, if changed since last report)

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ITEM 1.01 ENTRY INTO A DEFINITIVE AGREEMENT

     (a) On July 21, 2005 Baker, Johnston & Wilson LLP ("BJW,'" former corporate counsel to the Company) signed an agreement to forbear collection of its receivable for services and expenses of $215,113. until 2007, effectively converting the receivable to long-term debt.

     In connection with the forbearance, the Company agreed to issue to BJW a warrant to purchase 1,434,088 shares of its common stock exercisable on and after January 1, 2006 at $.15 a share, or a total of $215,113. Thus, if the warrants are exercised in full, the payable to BJW would be fully offset. The Company will have the right to call the warrants at any time beginning February 1, 2006 at $.001 an underlying share, or a total of $1,434,088, if the exercise price for a twenty day period ending not more than 5 days before the call is at least 2.5 times the then exercise price. BJW may use its receivable at book value to exercise the warrant. The Company believes that if it calls the warrants when the price of its common stock is two and a half times the exercise price of the warrants that BJW will exercise the warrants rather than let them be purchased for a nominal price, with the result that its payable to BJW would be effectively eliminated.


ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS.

     (b) Effective June 24, 2005, Mr. Baramov resigned from all his positions with R Wireless, Inc. and subsidiaries (the "Company"), including, without limitation, director and secretary/treasurer. Mr. Baramov has decided to pursue other professional interests, which will require most of his time and attention.

     (c), (d) Effective July 21, 2005 Darren Bloom assumes the role of Chief Financial Officer, and member of the board. Terms of employment grants Mr. Bloom 2,000,000 shares of the common stock of the Company. Until recently Mr. Bloom held a senior management position at KPMG International where he headed a number of international groups. He holds MBAs from Columbia University and London Business School.

     Mr. Bloom holds no directorships in any other reporting companies, nor does he have any holdings in R Wireless, Inc. acquired in public markets. Darren Bloom is brother-in-law to Mark Neuhaus, CEO and Chairman of the Board of R Wireless Inc.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     R Wireless, Inc.
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                                     (Registrant)


Date: July 25, 2005                  /s/ Mark Neuhaus
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                                     Mark Neuhaus
                                     Chief Executive Officer and Chairman
                                     of the Board of Directors